Exhibit 99.2

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

MARSHALL & ILSLEY CORPORATION,

M&I MERGER CORP.,

M&I MERGER SUB, LLC

AND

NORTH STAR FINANCIAL CORPORATION

DATED AS OF JANUARY 12, 2007

TABLE OF CONTENTS

PAGE

ARTICLE I  THE MERGERS

1

SECTION 1.01. The Step One Merger

1

SECTION 1.02. The Closing; Effective Time

2

SECTION 1.03. Effect of the Step One Merger

2

SECTION 1.04. Articles of Incorporation and Bylaws

2

SECTION 1.05. Directors and Officers of the Interim Surving Corporation

2

SECTION 1.06. The Step Two Merger

2

SECTION 1.07. Conversion of Securities

3

SECTION 1.08. Exchange of Certificates

5

SECTION 1.09. Stock Transfer Books

6

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

7

SECTION 2.01. Organization and Qualification of the Company; Subsidiaries

7

SECTION 2.02. Certificate of Incorporation and Bylaws

8

SECTION 2.03. Capitalization

8

SECTION 2.04. Authority

8

SECTION 2.05. No Conflict; Required Filings and Consents

8

SECTION 2.06. Compliance; Permits

9

SECTION 2.07. Regulatory Reports and Financial Statements

9

SECTION 2.08. Absence of Certain Changes or Events

11

SECTION 2.09. Absence of Litigation

12

SECTION 2.10. Employee Benefit Plans

12

SECTION 2.11. Employment Contracts; Material Contracts

14

SECTION 2.12. Registration Statement; Proxy Statement

14

SECTION 2.13. Title to Property

15

SECTION 2.14. Compliance with Environmental Laws

15

SECTION 2.15. Absence of Agreements

16

SECTION 2.16. Taxes

17

SECTION 2.17. Insurance

17

SECTION 2.18. Absence of Adverse Agreements

17

SECTION 2.19. Internal Controls and Records

18

SECTION 2.20. Loans

18

SECTION 2.21. Labor Matters

18

SECTION 2.22. Brokers

18

SECTION 2.23. Accounting and Tax Matters

18

SECTION 2.24. Full Disclosure

19

SECTION 2.25. Vote Required

19

SECTION 2.26. Board Approval

19

SECTION 2.27. Trust Agreements

19

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF M&I, MERGER CORP AND MERGER SUB

19

SECTION 3.01. Organization and Qualification

20

SECTION 3.02. Articles of Incorporation and Bylaws

20

SECTION 3.03. Capitalization

20

SECTION 3.04. Authority

20

SECTION 3.05. No Conflict; Required Filings and Consents

20

SECTION 3.06. Compliance; Permits

21

SECTION 3.07. Securities Reports; Financial Statements

21

SECTION 3.08. Absence of Certain Changes or Events

23

SECTION 3.09. Absence of Litigation

23

SECTION 3.10. Registration Statement; Proxy Statement

24

SECTION 3.11. Absence of Agreements

24

SECTION 3.12. Taxes

24

SECTION 3.13. Brokers

25

SECTION 3.14. Accounting and Tax Matters

25

SECTION 3.15. Full Disclosure

25

ARTICLE IV  COVENANTS OF THE COMPANY

25

SECTION 4.01. Affirmative Covenants

25

SECTION 4.02. Negative Covenants

26

SECTION 4.03. Access and Information

28

SECTION 4.04. Affiliates; Accounting and Tax Treatment

28

SECTION 4.05. Expenses

29

SECTION 4.06. Delivery of Shareholder List

29

SECTION 4.07. Update Disclosure; Breaches

29

ARTICLE V  COVENANTS OF M&I

30

SECTION 5.01. Affirmative Covenants

30

SECTION 5.02. Access and Information

30

SECTION 5.03. Accounting and Tax Treatment

30

SECTION 5.04. Registration Statement

30

SECTION 5.05. Negative Covenants

31

SECTION 5.06. Breaches

31

SECTION 5.07. Stock Exchange Listing

31

SECTION 5.08. Tax Treatment

31

ARTICLE VI  ADDITIONAL AGREEMENTS

31

SECTION 6.01.  Registration Statement

31

SECTION 6.02.  Meeting of the Shareholders

32

SECTION 6.03.  Appropriate Action; Consents; Filings

32

SECTION 6.04.  Notification of Certain Matters

32

SECTION 6.05.  Public Announcements

33

SECTION 6.06.  Environmental Matters

33

SECTION 6.07.  Insurance and Indemnification

33

SECTION 6.08.  Employee Benefit Plans

33

SECTION 6.09.  Termination of Employment

34

SECTION 6.10.  Customer Retention

34

SECTION 6.11.  Voting Agreement

34

SECTION 6.12.  Series B Preferred

34

ARTICLE VII  CONDITIONS OF MERGERS

34

SECTION 7.01.  Conditions to Obligation of Each Party to Effect the Merger

34

SECTION 7.02.  Additional Conditions to Obligations of M&I, Merger Corp. and Merger Sub.

35

SECTION 7.03.  Additional Conditions to Obligations of the Company

37

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER

37

SECTION 8.01.  Termination

37

SECTION 8.02.  Effect of Termination

38

SECTION 8.03.  Amendment

39

SECTION 8.04.  Waiver

39

ARTICLE IX  GENERAL PROVISIONS

39

SECTION 9.01.  Non-Survival of Representations, Warranties and Agreements

39

SECTION 9.02.  Disclosure Schedules

39

SECTION 9.03.  Notices

39

SECTION 9.04.  Certain Definitions

40

SECTION 9.05.  Headings

41

SECTION 9.06.  Severability

41

SECTION 9.07.  Entire Agreement

41

SECTION 9.08.  Assignment

41

SECTION 9.09.  Parties in Interest

41

SECTION 9.10.  Governing Law

41

SECTION 9.11.  Counterparts

41

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of January 12, 2007, (the “Agreement”), among Marshall & Ilsley Corporation, a Wisconsin corporation (“M&I”), M&I Merger Corp., a Wisconsin corporation and a wholly owned subsidiary of M&I (“Merger Corp.”), M&I Merger Sub, LLC, a single member Wisconsin limited liability company and a wholly owned subsidiary of M&I (“Merger Sub”), and North Star Financial Corporation, a Delaware corporation, (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company is a financial services holding company, the wholly-owned subsidiaries of which are North Star Trust Company, a trust company chartered as such under the laws of the State of Illinois (“NS Trust”) and North Star Deferred Exchange Corp., North Star Realty Services, LLC, North Star Realty Investors Inc. and various wholly-owned direct or indirect subsidiaries used in connection with the Company’s reverse like kind exchange business (all of the foregoing subsidiaries referred to collectively hereinafter as the “Subsidiaries”); and

WHEREAS, the Merger Corp. upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (“Delaware Law”) and the Wisconsin Business Corporation Law (“Wisconsin Law”), will merge with and into the Company (the “Step One Merger”) and immediately thereafter the Company, as the surviving corporation of the Step One Merger (the “Interim Surviving Corporation”), will merge with and into Merger Sub (the “Step Two Merger” and together with the Step One Merger, the “Mergers”), with Merger Sub being the ultimate surviving entity in the Mergers (the “Surviving Company”) pursuant to which, among other things, M&I, through its affiliated entities, will acquire the goodwill of the Company; and

WHEREAS, the respective Boards of Directors of M&I, Merger Corp. and the manager of Merger Sub have determined that the Mergers pursuant and subject to the terms and conditions of this Agreement are fair to and in the best interests of the respective companies and their shareholders, and have each approved and adopted this Agreement and the transactions contemplated hereby; and

WHEREAS, for federal income tax purposes, it is intended that the Step One Merger and the Step Two Merger each shall constitute steps in one integrated transaction and the Mergers taken together shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall constitute a plan of reorganization within the meaning of the regulations promulgated under Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, M&I, Merger Corp., Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGERS

SECTION 1.01. The Step One Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Law and Wisconsin Law, at the Effective Time (as defined in Section 1.02(b), below), Merger Corp. shall be merged with and into the Company.  As a result of the Step One Merger, the separate corporate existence of Merger Corp. shall cease and the Company, as a direct, wholly owned subsidiary of M&I, shall continue as the Interim Surviving Corporation under the laws of the State of Delaware.

SECTION 1.02. The Closing, Effective Time.

(a)

The closing of the Step One Merger and the transactions contemplated hereby (the “Closing”) shall be held at such time, date and location as may be mutually agreed by the parties.  In the absence of such agreement, the Closing shall occur as soon as reasonably practical, but in no event later than two (2) business days, following the satisfaction or waiver of the latest to occur of the conditions set forth in Article VII, at the offices of Godfrey & Kahn, S.C., 780 North Water Street, Milwaukee, Wisconsin, commencing at 9:00 a.m. Central Time, or at such other date, time and location as the parties hereto agree to in writing.

(b)

As promptly as practicable after the date of the Closing, the parties hereto shall cause the Step One Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) and any other required documents with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) and the Department of Financial Institutions of the State of Wisconsin (“DFI”), in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and Wisconsin Law.  The Step One Merger will become effective at such time as the Certificate of Merger is filed with the Delaware Secretary of State and DFI, or at such later time as the M&I, Merger Corp., Merger Sub and the Company, agree and specify in the Certificate of Merger (the date and time the Step One Merger becomes effective is referred to herein as the “Effective Time”) (but in no event will the Step Two Effective Time occur prior to the Effective Time).

SECTION 1.03. Effect of the Step One Merger.  From and after the Effective Time, the effect of the Step One Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the Delaware Law and Wisconsin Law.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Corp. and the Company shall vest in the Interim Surviving Corporation, and all debts, liabilities and duties of Merger Corp. and the Company shall become the debts, liabilities and duties of the Interim Surviving Corporation.

SECTION 1.04. Articles of Incorporation and Bylaws.  The articles of incorporation of Merger Corp., as in effect immediately prior to the Effective Time, will be the articles of incorporation of the Interim Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (the “Articles of Incorporation”).  The by-laws of Merger Corp., as in effect immediately prior to the Effective Time, will be the by-laws of the Interim Surviving Corporation, until thereafter changed or amended as provided therein, by the articles of incorporation or by applicable law (the “By-Laws”).

SECTION 1.05. Directors and Officers of the Interim Surving Corporation.  At the Effective Time, the directors of Merger Corp. immediately prior to the Effective Time shall be the initial directors of the Interim Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Interim Surviving Corporation.  At the Effective Time, the officers of Merger Corp. immediately prior to the Effective Time shall be the initial officers of the Interim Surviving Corporation, in each case until their respective successors are duly elected or appointed.

SECTION 1.06. The Step Two Merger.

(a)

Timing.  On the date of the Closing, immediately following the Effective Time, the Interim Surviving Corporation shall be merged with and into Merger Sub in accordance with Delaware Law and Wisconsin Law.  As a result of the Step Two Merger, the separate corporate existence of the Interim Surviving Corporation shall cease and Merger Sub, as a direct, wholly owned subsidiary of M&I, shall continue as the Surviving Company of the Step Two Merger.

(b)

The Step Two Merger Effective Time.  On the date of the Closing, immediately following the Effective Time, Merger Sub shall cause the Step Two Merger to be consummated by filing a certificate of merger (the “Step Two Certificate of Merger”) and any other required documents with the Delaware Secretary of State and DFI, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and Wisconsin Law.  The Step Two Merger will become effective at such time as the Step Two Certificate of Merger is filed with the Delaware Secretary of State and DFI, or at such later time as M&I, Merger Sub and the Interim Surviving Corporation agree and specify in the Step Two Certificate of Merger (the date and time the Step Two Merger becomes effective is referred to herein as the “Step Two Merger Effective Time”).

(c)

Effect of the Step Two Merger.  From and after the Step Two Merger Effective Time, the effect of the Step Two Merger shall be as provided in this Agreement, the Step Two Certificate of Merger and the applicable provisions of Delaware Law and Wisconsin Law.  Without limiting the generality of the foregoing, and subject thereto, at the Step Two Merger Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and the Interim Surviving Corporation shall vest in the Surviving Company, and all debts, liabilities and duties of Merger Sub and the Interim Surviving Corporation shall become the debts, liabilities and duties of the Surviving Company.

(d)

Certificate of Formation; Operating Agreement.  The certificate of formation of Merger Sub, as in effect immediately prior to the Step Two Merger Effective Time, will be the certificate of formation of the Surviving Company; provided, however, that Article I of such certificate of formation shall be amended as of the Step Two Merger Effective Time to read as follows:  “The name of the limited liability company is:  North Star Financial, LLC” until thereafter changed or amended as provided therein or by applicable law (the “Certificate of Formation”).  The operating agreement of Merger Sub, as in effect immediately prior to the Step Two Merger Effective Time, will be the operating agreement of the Surviving Company, until thereafter changed or amended as provided therein, by the Certificate of Formation or by applicable law (the “Operating Agreement”).

(e)

Manager and Officers.  At the Step Two Merger Effective Time, the manager of Merger Sub immediately prior to the Effective Time shall be the initial manager of the Surviving Company, to hold its position in accordance with the Certificate of Formation and the Operating Agreement of the Surviving Company.  At the Step Two Merger Effective Time, the officers of Merger Sub immediately prior to the Step Two Merger Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed.

(f)

Treatment of Capital Stock In Step Two Merger.  Subject to the provisions of this Agreement, at the Step Two Merger Effective Time, automatically by virtue of the Step Two Merger and without any action on the part of any shareholder:  (i) each membership interest of Merger Sub outstanding immediately prior to the Step Two Merger shall be unchanged and shall remain issued and outstanding; and (ii) each share of Interim Surviving Corporation common stock issued and outstanding prior to the Step Two Merger Effective Time shall be cancelled without consideration and shall cease to be an issued and outstanding share of Interim Surviving Corporation common stock.

SECTION 1.07. Conversion of Securities.  At the Effective Time, by virtue of the Mergers and without any action on the part of M&I, Merger Corp., Merger Sub, the Company, or the holders of any of the following securities:

(a)

Each share of Series A Preferred will be converted into six shares of Common Stock.  Each share of Series B Preferred will receive the liquidation preference to which it is entitled, which may be paid in either cash on hand in the Company at closing or by M&I Common Stock.  Each share of the common stock $0.01 par value, of the Company (“Company Common Stock”) (all issued and outstanding shares of the Company Common Stock being hereinafter collectively referred to as the “Shares”) issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 1.07(f)) shall be canceled and extinguished and be converted into and become a right to receive $2.89 per share (the “Merger Consideration”), to be paid in the manner provided in Section 1.07(c) below.

(b)

Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by M&I, Merger Corp., Merger Sub or the Company or any direct or indirect subsidiary of M&I, Merger Corp., Merger Sub or the Company shall be canceled and extinguished and no payment shall be made with respect thereto.

(c)

The Merger Consideration of $2.89 per share of Company Common Stock shall be paid with shares of $1.00 par value common stock of M&I (“M&I Common Stock”), for an aggregate purchase price of twenty-one million dollars ($21,000,000.00).  Each shareholder of the Company will be entitled to exchange for each share of his or her Company Common Stock for the number of shares of M&I Common Stock equal to $2.89 divided by the Daily Average Price, which is equal to the average closing price per share of M&I Common Stock on the New York Stock Exchange (the “NYSE”) for the thirty (30) calendar days ending on and including the calendar day immediately preceding the Effective Time (as reported in an authoritative source).

(d)

No fractional shares of M&I Common Stock and no certificates or scrip certificates therefore shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount pursuant to Section 1.08(e) hereof.

(e)

The parties acknowledge and agree to the following:  One of the Company's shareholders is the North Star Trust Company Employee Stock Ownership Plan (the “ESOP”).  The Shares held by the ESOP (the “ESOP Shares”) were acquired with the proceeds of loans from the Company to the ESOP (the “ESOP Loans”).  Section 6-1 of the ESOP provides for the ESOP Shares to be allocated to a “Suspense Account” and to be released from the Suspense Account and allocated to the accounts of the ESOP participants over the term of the ESOP Loans.  Section 7-12 of the ESOP provides that if the Trustee of the ESOP shall sell any of the ESOP Shares that are allocated to the Suspense Account (the “Suspense Account Shares”), the proceeds from that sale are to be allocated, first, toward repayment of the ESOP Loans, with the balance allocated to the “Other Investments Accounts” of the ESOP participants.  In order to comply with the provisions of Section 7-12 of the ESOP, the ESOP Trustee shall pay off the ESOP Loans immediately after the completion of the exchange by the ESOP Trustee of the Suspense Account Shares for shares of M&I Common Stock.  The ESOP Trustee shall pay off the ESOP Loans by transferring to M&I the cash proceeds received from the sale of that number of shares of M&I Common Stock with a value equal to the sum of the outstanding principal balance of the ESOP Loans plus all accrued interest on the ESOP Loans.  Upon receipt of this payment, M&I shall deliver to the ESOP Trustee the note evidencing the ESOP Loans.

(f)

Each Share which shall be issued and outstanding as of the Effective Time and held by a shareholder who has validly perfected dissenter's rights in accordance with Delaware Law, shall not be converted into or represent a right to receive the Merger Consideration pursuant to this Section 1.07 (all such Shares are hereinafter called “Dissenting Shares”).  The Company shall give M&I prompt notice upon receipt by the Company of any written notice from any such shareholder of the Company (“Dissenting Shareholder”).  The Company agrees that prior to the Effective Time, it will not, except with prior written consent of M&I, voluntarily make any payment with respect to, or settle or offer to settle, any request for withdrawal pursuant to the exercise of dissenter's rights.  Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of applicable law, to payment for his or her Shares shall receive payment therefore from M&I (but only after the amount thereof shall be agreed upon or finally determined pursuant to the provisions of applicable law).  If any Dissenting Shareholder shall fail to perfect or shall effectively withdraw or lose his or her right to receive the value of his or her Shares, his or her Shares shall be thereupon be deemed to have been canceled as of the Effective Time and converted into the right to receive the Merger Consideration in accordance with the provisions of this Section 1.07.

(g)

The parties acknowledge that, no later than the Effective Time, the Company will terminate its stock appreciation rights plan and will pay to the participants therein the amounts they are entitled to receive under the terms of the plan assuming a fair market value for each share of Company Common Stock equal to the amount of consideration to be received in the Merger for a share of Company Common Stock.  All payments in connection with the termination shall be made in cash, and shall only be made to the extent a participant would be vested under the plan immediately after the Effective Time.

SECTION 1.08. Exchange of Certificates.

(a)

Exchange Agent.  As of the Effective Time, M&I shall deposit, or shall cause to be deposited, with Illinois Stock Transfer Company (the “Exchange Agent”), and such deposit shall be solely for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article I through the Exchange Agent, the aggregate Merger Consideration consisting of certificates representing the shares of M&I Common Stock (such certificates for shares of M&I Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”) issuable or payable, as the case may be, pursuant to Section 1.07 in exchange for outstanding shares of Company Common Stock.

(b)

Exchange Procedures.  As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail or personally deliver to each holder of record (or his or her attorney-in-fact) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the “Certificates”), whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 1.07 and cash in lieu of fractional shares (if any), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as M&I may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable amount and form of Merger Consideration.  Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefore the applicable amount of the Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder) and cash in lieu of fractional shares (if any), and the Certificate so surrendered shall forthwith be canceled.  In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper Merger Consideration may be delivered (or cash may be paid in lieu of fractional shares, if applicable), to a transferee if the Certificate representing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.  Certificates surrendered for exchange by any affiliate of the Company shall not be exchanged for the Merger Consideration until M&I has received a written agreement from such person as provided in Section 4.04 hereof.  Until surrendered as contemplated by this Section 1.08, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable amount of the Merger Consideration and cash in lieu of any fractional shares of M&I Common Stock as contemplated by Section 1.08(e).

(c)

Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to M&I Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of M&I Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.08(e), until the holder of such Certificate shall surrender such Certificate.  Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of M&I Common Stock issued in exchange therefore, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of M&I Common Stock to which such holder is entitled pursuant to Section 1.08(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of M&I Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of M&I Common Stock.

(d)

No Further Rights in the Shares.  All shares of M&I Common Stock issued and cash paid, as the case may be, upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.08(e)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Shares.

(e)

No Fractional Shares. No certificates or scrip representing fractional shares of M&I Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of M&I.  Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the Merger Consideration.

(f)

Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for six (6) months after the Effective Time shall be delivered to M&I, upon demand, and any shareholders of the Company who have not theretofore complied with this Article I shall thereafter look only to M&I for payment of their claim to the applicable amount and form of the Merger Consideration, any cash in lieu of fractional shares of M&I Common Stock and any dividends or distributions with respect to M&I Common Stock.

(g)

Liability. Neither M&I, Merger Corp. nor the Company shall be liable to any holder of Shares for any such shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

(h)

Withholding Rights.  M&I shall be entitled to deduct and withhold from any cash consideration payable pursuant to this Agreement to any holder of Shares such amounts as M&I is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.  To the extent that amounts are so withheld by M&I, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by M&I.

SECTION 1.09. Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company.  From and after the Effective Time, the holders of certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law.  On or after the Effective Time, any Certificates presented to the Exchange Agent or M&I for any reason shall be converted into shares of M&I Common Stock or cash, as the case may be, in accordance with this Article I.

ARTICLE II

 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

For purposes of any representation, warranty, covenant, agreement or statement of the Company or the Subsidiaries in this Agreement, the term “Company and Subsidiaries” or “Company or Subsidiaries” shall mean the Company and the Subsidiaries.  A true and complete list of the Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock or other equity interest owned by the Company or another Subsidiary of the Company is set forth on Schedule 2.03.

In addition to the Subsidiaries identified in the Preambles of this Agreement, the term “Subsidiary” (or its plural) as used in this Agreement with respect to the Company shall mean any corporation, partnership, joint venture or other legal entity of which the Company, either alone or together with any other Subsidiary, owns directly or indirectly, twenty-five percent (25%) or more of the stock or other equity interest the holders of which are generally entitled to vote for the election of the directors or other governing body of such corporation or other legal entity.

Except as expressly set forth in the Disclosure Schedule attached hereto (the “Company Disclosure Schedule”), the Company hereby represents and warrants to M&I, Merger Corp. and Merger Sub as of the date of this Agreement, that:

SECTION 2.01. Organization and Qualification of the Company; Subsidiaries.  The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.  Each of the Subsidiaries is a state-chartered trust company, association, corporation, limited liability company, limited partnership, charitable foundation or trust duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization.  The Company and the Subsidiaries have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate their respective properties and to carry on their business as it is now being conducted (including, without limitation, appropriate authorizations from the Securities and Exchange Commission (the “SEC”), the National Association of Securities Dealers, Inc. (the “NASD”) and the Illinois Department of Financial and Professional Regulation, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company and the Subsidiaries, taken as a whole.  The term “Material Adverse Effect” as used in this Agreement shall mean any change or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities) except to the extent caused by an act of terrorism or events that affect the entire national economy or the financial services industry as a whole.  Neither the Company nor the Subsidiaries have received notice of proceedings relating to the revocation or modification of any Approvals.  The Company and the Subsidiaries are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of their properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.  In addition to the Subsidiaries, the Company holds interests, either directly or indirectly, in other entities, all of which are duly organized and validly existing under the laws of their respective state of organization and each of which has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate its property and to carry on its business as is now being conducted.

SECTION 2.02. Certificate of Incorporation and Bylaws.  The Company and the Subsidiaries have heretofore furnished to M&I a complete and correct copy of the Certificate of Incorporation and the Bylaws, as amended or restated, of each entity and such Certificate of Incorporation and Bylaws are in full force and effect and none of the entities is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

SECTION 2.03. Capitalization.  The authorized capital stock of the Company consists of 12,800,000 shares of Common Stock, par value $0.01 per share; Series A Preferred Stock, par value $0.01 per share, 1,200,000 shares authorized (“Series A Preferred”); and Series B Preferred, par value $0.01 per share, 325,000 shares authorized (“Series B Preferred”).  As of the date of this Agreement, (i) 5,997,909 shares of the Company’s Common Stock, 200,000 shares of the Company’s Series A Preferred Stock, and 55,155 shares of the Company’s Series B Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable (except as provided by Delaware Law), and all of which common and preferred shares have been issued in compliance with applicable securities laws; and (ii) no shares of the Company’s Common Stock are held in the Company’s treasury.  Upon conversion of the Series A and Series B Preferred Stock, a total of 7,253,064 shares of the Company’s Common Stock shall be outstanding.  Except as set forth in the Company’s Disclosure Schedule at Section 2.03(a), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or the Subsidiaries or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company or the Subsidiaries.  There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of the Company’s Common Stock or the unissued capital stock of any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.  No shares of the Company’s Common Stock were issued in violation of any preemptive rights.  Each of the outstanding shares of capital stock or other equity interests in each of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights applicable to any Subsidiary and such shares or other equity interests owned by the Company or any Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of the Company’s voting rights, charges or other encumbrances of any nature whatsoever.

SECTION 2.04. Authority.  The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by (i) the Board of Directors and (ii) the holders of a majority of the outstanding shares of the Company's Common Stock in accordance with Delaware Law and the Company's Articles of Incorporation and Bylaws).  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by M&I, Merger Corp. and Merger Sub constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

SECTION 2.05. No Conflict; Required Filings and Consents.

(a)

The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company and the Subsidiaries, (ii) conflict with or violate any domestic (Federal, state or local) law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) applicable to the Company and the Subsidiaries, or by which their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company and the Subsidiaries pursuant to, or require the giving of any notice to a party to or third party beneficiary of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company and the Subsidiaries is a party or by which the Company and the Subsidiaries or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

(b)

Except as disclosed in the Company’s Disclosure Schedule at Section 2.05(b), the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange of 1934, as amended (the “Exchange Act”), state securities or blue sky laws (“Blue Sky Laws”), the Division of Banking of the Illinois Department of Financial and Professional Regulation (“Trust Company Laws”), regulations and rules promulgated by the NASD, the state and Federal banking laws and regulations, and the filing and recordation of appropriate merger or other documents as required by Delaware Law and Wisconsin Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, all of the foregoing being disclosed in the Company’s Disclosure Schedule at Section 2.05(b).

SECTION 2.06. Compliance; Permits.  Neither the Company nor the Subsidiaries are in conflict with, or in default or violation of, (a) any Laws applicable to the Company or the Subsidiaries or by which any of their respective properties are bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or the Subsidiaries is a party or by which the Company or the Subsidiaries or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

SECTION 2.07. Regulatory Reports and Financial Statements.

(a)

The Company and the Subsidiaries have timely filed all forms, reports and other documents required to be filed with the Illinois Department of Financial and Professional Regulation and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to as the “Company Reports”).  The Company Reports, including all Company Reports filed after the date of this Agreement, (i) were or will be prepared in accordance with the requirements of applicable law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

Each of the consolidated financial statements of the Company (including, in each case, any related notes thereto) delivered to M&I, whether or not contained in the Company Reports (the “Financial Statements”), including, but not limited to, any Company Reports filed since the date of this Agreement and prior to or at the Effective Time, have been or will be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of its or their operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

(c)

Except as and to the extent set forth on the consolidated balance sheets of the Company and the Subsidiaries as of December 31, 2005 and September 30, 2006, including all notes thereto (the “Company Balance Sheet”), neither the Company nor the Subsidiaries have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except (i) for liabilities or obligations incurred in the ordinary course of business that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole, or (ii) as otherwise reflected in the Company Reports referred to in Section 2.07(a) hereof.

(d)

To the extent applicable, the Company, and to the knowledge of the Company, each of its officers and directors are in compliance with and have complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), and any related rules and regulations promulgated by the SEC thereunder.

(e)

The Company has established and maintains a system of internal control over financial reporting (“internal controls”).  To the knowledge of the Company based on its evaluation of internal controls prior to the date hereof, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company financial statements for external purposes in accordance with GAAP.  The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses known to the Company in the design or operation of internal controls which are reasonably likely to adversely affect in a material respect the Company’s ability to record, process, summarize and report financial information and (ii) any material fraud known to the Company that involves management or other employees who have a significant role in internal controls.  The Company has made available to M&I a summary of any such disclosure regarding material weaknesses and fraud made by management to the Company’s auditors and audit committee since December 31, 2004.  For purposes of this agreement, a “significant deficiency” in controls means a control deficiency that adversely affects an entity’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with GAAP.  A “significant deficiency” may be a single deficiency or a combination of deficiencies that results in more than a remote likelihood that a misstatement of the annual or interim financial statements that is more than inconsequential will not be prevented or detected.  For purposes of this Agreement, a “material weakness” in controls means a significant deficiency, or a combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

(f)

Except as disclosed on Section 2.07(f) of the Company’s Disclosure Schedule, there are no outstanding loans made by the Company or any of the Subsidiaries to any executive officer or director of the Company.

(g)

Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheets of the Company as of September 30, 2006, (ii) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2006 and (iii) as set forth in Section 2.07(g) of the Company’s Disclosure Schedule, neither the Company nor any of the Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise due or to become due), required to be disclosed on a balance sheet prepared in accordance with GAAP, that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company or the Subsidiaries taken as a whole.

(h)

The Company has not been notified by its independent registered public accounting firm that such accounting firm is of the view that any financial statement included in any registration statement or report filed by the Company under any Federal or state securities law should be restated, or that the Company should modify its accounting in future periods in a manner that would have, or would be reasonably expected to have, a Material Adverse Effect on the Company or the Subsidiaries taken as a whole.

(i)

Since January 1, 2006, neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or the Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or the Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or the Subsidiaries has engaged in questionable accounting or auditing practices.  To the Company’s knowledge, no attorney representing the Company or the Subsidiaries, whether or not employed by the Company or the Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s Board of Directors or any committee thereof or to any director or officer of the Company.  Since January 1, 2006, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel or the Company’s Board of Directors or any committee thereof.

SECTION 2.08. Absence of Certain Changes or Events.  Except as disclosed in the Financial Statements or in the Company’s Disclosure Schedules pursuant to this Agreement, since December 31, 2005, to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2005, there has not been (a) any change in the financial condition, results of operations or business of the Company or the Subsidiaries having a Material Adverse Effect on the Company or the Subsidiaries taken as a whole, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or the Subsidiaries having a Material Adverse Effect on the Company or the Subsidiaries taken as a whole, (c) any change by the Company or the Subsidiaries in their accounting methods, principles or practices, except for compliance with applicable new requirements of the Financial Accounting Standards Board, (d) any revaluation by the Company or the Subsidiaries of any of their material assets in any material respect, (e) any entry by the Company or the Subsidiaries into any commitment or transactions material to the Company or the Subsidiaries, taken as a whole, other than in the ordinary course and other than this Agreement, (f) any declaration, setting aside or payment of any dividends (other than dividends paid in the ordinary course, consistent with past practice) or distributions in respect of shares of the Company's Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of the Subsidiaries, or (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in compensation payable or to become payable to any officers or key employees of the Company or the Subsidiaries, other than in the ordinary course consistent with past practice disclosed in the Company’s Disclosure Schedule at Section 2.08.

SECTION 2.09. Absence of Litigation.

(a)

Except as disclosed in the Company’s Disclosure Schedule at Section 2.09, (i) neither the Company nor the Subsidiaries is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any Federal or state banking or securities authority, self-regulatory organization or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease-and-desist or other orders of any regulatory authority, (ii) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting the Company or the Subsidiaries pending or, to the knowledge of the Company, threatened, and (iii) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to the Company or the Subsidiaries as a result of the examination by any regulatory authority.

(b)

The Company is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist, which would cause it or any of the Subsidiaries to be deemed (i) to be operating in violation of any material respect of the Bank Secrecy Act, as amended, the USA PATRIOT ACT of 2001 and the regulations promulgated thereunder, as amended (the “Patriot Act”), any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy, data protection, security breach notification and customer information requirements contained in any Laws including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the Fair Credit Reporting Act and the regulations, promulgated thereunder, as well as the provisions of the information security program adopted pursuant to 12 Code of Federal Regulations Part 40.  The Company is not aware of any facts or circumstances which would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner which would cause it or any of the Subsidiaries to undertake any material remedial action or be subject to any applicable data breach notification Laws.  The Company’s Board of Directors (or where appropriate the board of any of the Subsidiaries) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and it (or such other of the Subsidiaries) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

SECTION 2.10. Employee Benefit Plans.

(a)

The Company Disclosure Schedule at Section 2.10(a) lists all “employee pension benefit plans,” as such term is defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) without regard to any exemptions from any requirements thereunder issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by the Company or the Subsidiaries (the “Pension Plans”).  The term “Pension Plan” shall also include any terminated “employee pension benefit plan” previously maintained, sponsored or contributed to by the Company or the Subsidiaries which, as of the Effective Time, has not distributed all of its assets in full satisfaction of accrued benefits and/or obligations.

(b)

The Company Disclosure Schedule at Section 2.10(b) lists all “employee welfare benefit plans,” as defined in ERISA section 3(1) without regard to any exemptions from any requirements thereunder issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by the Company or the Subsidiaries (the “Welfare Plans”).  The term “Welfare Plans” shall also include any terminated employee welfare benefit plan previously maintained, sponsored or contributed to by the Company or the Subsidiaries which, as of the Effective Time, has not distributed all of its assets and/or satisfied all of its obligations.

(c)

The Company has made available to M&I true and complete copies of the documents governing each of the Pension Plans and Welfare Plans.

(d)

The Company Disclosure Schedule at Section 2.10(d) lists all plans or programs to provide fringe benefits to the Company's and the Subsidiaries’ employees (other than Pension Plans and Welfare Plans) including, but not limited to vacation, sick leave, disability, medical, hospitalization, life insurance and other insurance plans or related benefits (the “Fringe Benefit Plans”).

(e)

The Company has made available to M&I true and complete copies of the documents governing each Fringe Benefit Plan.

(f)

The Company has no direct or indirect, formal or informal, plan, fund or program to change any Pension Plan, Welfare Plan or Fringe Benefit Plan that would affect any of the Company's or the Subsidiaries’ employees.  Neither the Company nor the Subsidiaries has made a material modification, within the meaning of ERISA Section 102 and the regulations thereunder, to any existing Pension Plan, Welfare Plan or Fringe Benefit Plan which is not set forth in the Pension Plan, Welfare Plan or Fringe Benefit Plan documents provided to M&I.

(g)

For purposes of this Section 2.10, “Company” shall include the Company, the Subsidiaries and all members of any controlled group of corporations (within the meaning of Code section 414(b), relevant Treasury Regulations and Pension Benefit Guaranty Corporation (“PBGC”) regulations issued pursuant to ERISA Section 4001), any group of trades or businesses under common control (within the meaning of Code Section 414(c), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA Section 4001) and any affiliated service group (within the meaning of Code Section 414(m) and relevant Treasury Regulations and proposed Treasury Regulations) of which the Company or any Subsidiary is a member.

(h)

Neither the Company nor the Subsidiaries has ever been obligated to contribute to any multi-employer plan within the meaning of ERISA Section 3(37).

(i)

To the Company's knowledge, the Pension Plans, Welfare Plans and Fringe Benefit Plans and the trusts and other funding vehicles related to the Pension Plans, Welfare Plans and Fringe Benefit Plans have been administered in all material respects in compliance with the applicable requirements of ERISA, the Code, the plan documents and all other applicable rules, regulations and laws.  To the Company’s knowledge, the Pension Plans, Welfare Plans and Fringe Benefit Plans and the trusts or other funding vehicles related to the Pension Plans, Welfare Plans and Fringe Benefit Plans meet all applicable requirements, in form and in operation required for favorable tax treatment under the Code.  All required contributions pursuant to the Pension Plans, Welfare Plans and Fringe Benefit Plans for all periods prior to the Effective Time have been made or will be made prior to the Effective Time.  There are no pending or, to the Company's knowledge, threatened claims, lawsuits or arbitrations which have been asserted or instituted against the Pension Plans, Welfare Plans or Fringe Benefit Plans or any fiduciaries thereof with respect to their duties to the Pension Plans, Welfare Plans or Fringe Benefit Plans or the assets of any of the trusts under any Pension Plans, Welfare Plans or Fringe Benefit Plans.  To the Company’s knowledge, no representations or communications with respect to participation, eligibility for benefits, vesting, benefit accrual or coverage under the Pension Plans, Welfare Plans or Fringe Benefit Plans have been made to the Company's or the Subsidiaries’ employees other than those which are in accordance with the terms of such Pension Plans, Welfare Plans or Fringe Benefit Plans in effect immediately prior to the Effective Time.

(j)

With respect to any Welfare Plan which is a “group health plan” as defined in Code Section 4980B, the Company and the Subsidiaries have complied with the continuation coverage requirements of Code Section 4980B for any periods prior to the Effective Time.

(k)

The Company has furnished to M&I true and complete copies of all documents relating to the Pension Plans, Welfare Plans or Fringe Benefit Plans, including, but not limited to, the following: any service provider agreements, any investment management agreements, fiduciary insurance policies, fidelity bonds, rules, regulations or policies of the trustees or any committee thereunder.

(1)

To the Company’s knowledge, no fiduciary of the Pension Plans or Welfare Plans has engaged in any “prohibited transaction” (as defined in ERISA Section 406 or Code Section 4975) nor has any fiduciary breached any fiduciary responsibility, as described in Part 4 of Title I of ERISA with respect to such Pension Plans or Welfare Plans.

(m)

The Company has no knowledge of the occurrence of any event with respect to any Pension Plan which could result in a liability of the Company, any Subsidiary or any member of the Company's controlled group to the PBGC, other than the timely payment of premiums pursuant to Section 4007 of ERISA.  All required PBGC premiums have been paid for the periods through the Effective Time.

(n)

Except as set forth in Company’s Disclosure Schedule at Section 2.10(n), no Welfare Plan or Fringe Benefit Plan provides any form of post-retirement health benefits to retired employees of the Company or the Subsidiaries, other than benefits required to be provided pursuant to Code Section 4980B.

SECTION 2.11. Employment Contracts; Material Contracts.  Except as set forth in the Company’s Disclosure Schedule at Section 2.11, neither the Company nor the Subsidiaries is a party to or bound by (a) any employment or consulting contract; (b) any contract or commitment for capital expenditures in excess of $10,000.00 for any one (1) project; (c) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than sixty (60) days from the date of this Agreement; (d) any joint venture, partnership or similar contract or commitment; or (e) any contract or commitment outside of the ordinary course of business.

SECTION 2.12. Registration Statement; Proxy Statement.  None of the information supplied or to be supplied by the Company for inclusion in (a) the Registration Statement (as defined in Section 6.01), (b) the Proxy Statement/Prospectus (as defined in Section 6.01), or (c) any other document to be filed with the SEC or other regulatory authority in connection with the transactions contemplated hereby, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and at the Effective Time, and with respect to the Proxy Statement/Prospectus, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.  In the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, none of such information at the time of the Company's shareholders meeting (pursuant to Section 6.02) (the “Meeting”) shall be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting.

SECTION 2.13. Title to Property.  The Company Disclosure Schedule at Section 2.13 correctly identifies all real property leased by the Company and the Subsidiaries.  Neither the Company nor its Subsidiaries owns any real property.  The Company and the Subsidiaries each has good and defensible title to all of their personal properties and assets, tangible and intangible, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable and such minor imperfections of title, if any, as to not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole; and all leases pursuant to which the Company or the Subsidiaries leases from others real or personal property including, without limitation, leases for branch offices are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or the Subsidiaries has not taken adequate steps to prevent such a default from occurring).  The Company's and the Subsidiaries’ buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.  To the Company’s knowledge, none of the buildings, structures or appurtenances owned or leased by the Company or the Subsidiaries for their operation or maintenance as now operated or maintained, contravenes any zoning ordinances or other administrative regulations (whether or not permitted because of prior non-conforming use) or violates any restrictive covenant or any provision of law, the effect of which would materially interfere with or prevent the continued use of such properties for the purposes for which they are now being used or would materially and adversely affect the value thereof.

SECTION 2.14. Compliance with Environmental Laws.

(a)

The term “Company's Property” shall mean any real property and improvements currently owned, leased, used, operated or occupied by the Company or the Subsidiaries;

(b)

The term “Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or Environmental Permit;

(c)

The term “Environmental Laws” shall mean all Federal, state and local laws including statutes, regulations and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process wastewater or the disposal of solid or hazardous waste or otherwise relating to the environment or hazardous substances or employee health and safety.

(d)

The term “Environmental Permits” shall mean all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

(e)

The term “Hazardous Substances” shall mean all hazardous and toxic substances, wastes and materials; any pollutants or contaminants (including, without limitation, petroleum products, asbestos and raw materials which include hazardous constituents); and any other similar substances or materials which are regulated under Environmental Laws.

(f)

The Environmental Permits (if any) are in full force and effect and, to the Company's knowledge, constitute all permits, licenses, approvals and consents relating to Environmental Laws or Hazardous Substances required for the conduct of the Company's and the Subsidiaries’ businesses and the use of the Company's Property (as presently conducted and used) is in compliance with Environmental Laws.

(g)

The Company and the Subsidiaries have filed all reports, returns and other filings required to be filed with respect to the Company's Property under Environmental Laws and the Environmental Permits except where the failure to do so would not have a Material Adverse Effect on the Company's or Subsidiaries’ businesses or financial condition, taken as a whole.

(h)

Except as set forth in the Company’s Disclosure Schedule at Section 2.14(h), to the Company's knowledge, the business of the Company and the Subsidiaries and the Company's Property have been and are being operated by the Company and the Subsidiaries in accordance with all Environmental Laws and Environmental Permits and neither the Company nor the Subsidiaries has received any written notice nor does the Company or the Subsidiaries have knowledge that the Company's Property is not in material compliance with all Environmental Laws and Environmental Permits and no proceeding for the suspension, revocation or cancellation of any Environmental Permit is pending or, to the Company's knowledge, threatened.

(i)

Except as set forth in the Company’s Disclosure Schedule at Section 2.14(i), there are no actions pending, or to the Company's knowledge, threatened against the Company or any of the Subsidiaries (naming the Company or the Subsidiaries), which in any case assert or allege (i) the Company or the Subsidiaries (naming the Company or the Subsidiaries) violated any Environmental Law or Environmental Permit or are in default with respect to any Environmental Permit or any order, writ, judgment, variance, award or decree of any government authority; (ii) the Company or the Subsidiaries is required to clean up or take remedial or other response action due to the disposal, discharge or other release of any Hazardous Substance on the Company's Property or elsewhere; or (iii) the Company or the Subsidiaries is required to contribute to the cost of any past, present or future cleanup or remedial or other response action which arises out of or is related to the disposal, discharge or other release of any Hazardous Substance by the Company, the Subsidiaries or others.  The Company, the Subsidiaries, and the Company's Property are not subject to any judgment, stipulation, order, decree or agreement arising under Environmental Laws.

(j)

Except as set forth in the Company’s Disclosure Schedule at Section 2.14(j), with respect to the period during which the Company or the Subsidiaries occupied the Company's Property (i) no Hazardous Substances have been treated, recycled or disposed of by the Company or the Subsidiaries (intentionally or unintentionally) on, under or at the Company's Property; (ii) there has been no release or threatened release by the Company or the Subsidiaries of any Hazardous Substance from the Company's Property; (iii) to the Company's knowledge, there have been no activities on the Company's or the Subsidiaries Property which would subject M&I, its subsidiaries, or any subsequent occupier of the Company's Property to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or common law theory of liability.

SECTION 2.15. Absence of Agreements.  Neither the Company nor the Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of the Company or the Subsidiaries to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, the Company or the Subsidiaries may carry on its business), or in any manner relates to its capital adequacy, its credit policies or its management nor has the Company or the Subsidiaries been advised that any Federal, state or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

SECTION 2.16. Taxes   The Company and the Subsidiaries have timely filed all Tax Returns (as defined below) required to be filed by them, and the Company and the Subsidiaries have timely paid and discharged all Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment.  To the best knowledge of the Company, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return.  For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any Federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (a) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (b) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (c) interest, penalties and additions to tax imposed with respect thereto, and “Tax Returns” shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the “IRS”) or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.  Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of the Company's knowledge, threatening to assert against the Company or the Subsidiaries any deficiency or claim for additional Taxes.  Neither the Company nor the Subsidiaries has granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of any Tax.  There are no Tax liens on any assets of the Company or the Subsidiaries.  Neither the Company nor the Subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on the Company or the Subsidiaries taken as a whole, after the Effective Time.  The accruals and reserves for Taxes reflected in the Company's Balance Sheet are adequate to cover all Taxes accruable by the Company and the Subsidiaries on a consolidated basis through the date thereof (including Taxes being contested) in accordance with GAAP.  Except as may be set forth in the Company’s Disclosure Schedule at Section 2.16, no agreements relating to allocating or sharing of Taxes exist between the Company and the Subsidiaries.

SECTION 2.17. Insurance.  Complete and correct copies of all material policies of fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by the Company and the Subsidiaries have been delivered to M&I.  Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to workers' compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy.  Such policies are and shall remain valid, outstanding and enforceable policies, and will not be terminated prior to the Effective Time.  To the best knowledge of the Company, the insurance policies to which the Company or the Subsidiaries are parties are sufficient for compliance with all material requirements of law and all material agreements to which the Company or the Subsidiaries are parties and will be maintained by the Company and the Subsidiaries until the Effective Time.  Neither the Company nor the Subsidiaries has been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last five (5) years.

SECTION 2.18. Absence of Adverse Agreements.  Neither the Company nor the Subsidiaries is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any governmental authority which materially and adversely affects or in the future may have a Material Adverse Effect on the financial condition, results of operations, assets, business or prospects of the Company or the Subsidiaries taken as a whole.

SECTION 2.19. Internal Controls and Records.  The Company and the Subsidiaries maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (a) in all material respects, executed in accordance with its management's general or specific authorization, and (b) recorded in conformity with GAAP.  There is no amendment to any agreement, collateral document or security which is not fully reflected in the books and records of the Company or the Subsidiaries.

SECTION 2.20. Loans.  Except as disclosed in the Company’s Disclosure Schedule at Section 2.20, (a) neither the Company nor the Subsidiaries is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Company or the Subsidiaries, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (b) to the Company’s knowledge, neither the Company nor the Subsidiaries is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority and which violation could have a Material Adverse Effect on the Company or the Subsidiaries taken as a whole.

SECTION 2.21. Labor Matters.  To the Company’s knowledge, the Company and the Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice;  (b) there is no unfair labor practice complaint against the Company or the Subsidiaries pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting the Company or the Subsidiaries; (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefore has been asserted against the Company or the Subsidiaries; and (e) neither the Company nor the Subsidiaries is experiencing any material work stoppage.

SECTION 2.22. Brokers.   Except as set forth in the Company’s Disclosure Schedule at Section 2.22, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or in connection with any other transaction, whether consummated or not, based upon arrangements made by or on behalf of the Company or the Subsidiaries.

SECTION 2.23. Accounting and Tax Matters.

(a)

To the knowledge of the Company, neither the Company nor the Subsidiaries has through the date of this Agreement taken or agreed to take any action that would prevent M&I from accounting for the business combination to be effected by the Mergers as a purchase transaction or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1) of the Code.

(b)

To the knowledge of the Company, there is no plan or intention on the part of shareholders of the Company who will receive M&I Common Stock to sell or otherwise dispose of an amount of M&I Common Stock to be received in the Mergers which would reduce their ownership of M&I Common Stock to a number of shares having in the aggregate a value at the time of the Merger of less than fifty percent (50%) of the total value of the Company's Common Stock outstanding immediately prior to the Merger.

SECTION 2.24. Full Disclosure.  No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of the Company to M&I, Merger Corp. or Merger Sub in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

SECTION 2.25. Vote Required.  The affirmative vote of a majority of the votes that holders of the outstanding shares of the Company's Common Stock (including the holders of the Series A Preferred and the Series B Preferred, voting on an as-converted basis) are entitled to cast is the only vote of the holders of any class or series of the Company's or the Subsidiaries’ capital stock necessary to approve the Mergers and the transactions contemplated hereby.

SECTION 2.26.  Board Approval.  As soon as possible after the execution of this Agreement, the Company’s Board of Directors, at a meeting duly called, constituted and held, will by the unanimous vote of all directors present at the meeting (a) determine that this Agreement and the transactions contemplated thereby, including the Mergers, is advisable to, fair to and in the best interests of the Company and its shareholders, (b) propose this Agreement for approval and adoption by the shareholders of the Company and declare the advisability of this Agreement, and (c) recommend that the shareholders of the Company adopt and approve this Agreement and direct that this Agreement be submitted for consideration by the shareholders of the Company at the Company Shareholders’ Meeting (collectively, the “Company’s Board of Directors Recommendation”).

SECTION 2.27.  Trust Agreements.  The Company’s Disclosure Schedule at Section 2.27 sets forth, as of the date hereof a complete and correct list of all clients for which NS Trust, or the Company or any other Subsidiary, provides trustee, custodial, investment management, payment agent and/or recordkeeping services pursuant to agreements between NS Trust, or the Company or any other Subsidiary (“Trust Agreements”).  The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, result in any material breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others (including, without limitation, any regulatory authority or court of competent jurisdiction) any rights of termination, amendment or cancellation of any such Trust Agreement nor result in the removal, resignation or termination of the responsibilities of NS Trust, or the Company or any other Subsidiary, thereunder.  NS Trust, or the Company or any other Subsidiary, has duly performed all its material obligations under the Trust Agreements to the extent such obligations have accrued, and no material breach, default or event which constitutes or would (with the passage of time, notice or both) constitute a material breach or default thereunder.  NS Trust, or the Company or any other Subsidiary, are in compliance in all material respects with the terms and conditions of the Trust Agreements and all applicable Laws relating thereto, other than those Laws the penalty for the violation of which, if imposed or asserted, would not result in M&I, Merger Corp. or Merger Sub incurring any damages.  Neither NS Trust, nor the Company or any other Subsidiary, has taken any action or omitted to take any action, that would cause either NS Trust, or the Company or any other Subsidiary, to be subject to disqualification or removal for cause as trustee, custodian, payment agent or recordkeeper, as applicable, or other similar capacity under any Trust Agreement nor has NS Trust, nor the Company or any other Subsidiary, been so disqualified or removed from such capacity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF M&I, MERGER CORP. AND MERGER SUB

Except as set forth in the Disclosure Schedule attached hereto (the “the M&I Disclosure Schedule”), M&I, Merger Corp. and Merger Sub hereby represent and warrant to the Company that:

SECTION 3.01. Organization and Qualification.  M&I and Merger Corp. are financial holding companies duly organized and validly existing under the laws of the State of Wisconsin.  M&I is registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and a financial holding company under the Gramm-Leach-Bliley Act.  M&I, Merger Corp. and Merger Sub have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (the “M&I Approvals”) necessary to own, lease and operate their properties and to carry on their businesses as they are now being conducted, including appropriate authorizations from the Federal Reserve Board, except where the failure to be so organized and existing or to have such power, authority and M&I Approvals would not, individually or in the aggregate, have a Material Adverse Effect on M&I, Merger Corp. or Merger Sub taken as a whole.  M&I, Merger Corp. and Merger Sub have not received any notice of proceedings relating to the revocation or modification of any such M&I Approvals.  M&I, Merger Corp. and Merger Sub are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on M&I, Merger Corp. or Merger Sub.

SECTION 3.02. Articles of Incorporation and Bylaws.  M&I, Merger Corp. and Merger Sub have heretofore made available to the Company a complete and correct copy of their Articles of Incorporation and Bylaws and Certificate of Formation and Operating Agreement, as amended or restated.  Such Articles of Incorporation, Bylaws, Certificate of Formation and Operating Agreement are in full force and effect.  M&I, Merger Corp. and Merger Sub are not in violation of any of the provisions of their Articles of Incorporation, Bylaws, Certificate of Formation or Operating Agreement.

SECTION 3.03. Capitalization.  The outstanding capital stock of M&I is, and the shares of M&I’s Common Stock to be issued pursuant to the Mergers, when so issued, will be, duly authorized, validly issued, fully paid and non-assessable, fully registered under the Securities Act and have not, and will not have, been issued in violation of the preemptive rights of any person.  As of September 30, 2006, the issued and outstanding shares of M&I Common Stock totaled 255,108,173 shares, and 7,146,762 shares were held in treasury.

SECTION 3.04. Authority.  M&I, Merger Corp. and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by M&I, Merger Corp. and Merger Sub and the consummation by M&I, Merger Corp. and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of M&I, Merger Corp. and Merger Sub and no other corporate proceedings on the part of M&I, Merger Corp. or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by M&I, Merger Corp. and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of M&I, Merger Corp. and Merger Sub, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court in equity, and by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

SECTION 3.05. No Conflict; Required Filings and Consents.

(a)

The execution and delivery of this Agreement by M&I, Merger Corp. and Merger Sub does not, and the performance of this Agreement by M&I, Merger Corp. and Merger Sub shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of M&I or Merger Corp. or the Certificate of Formation or Operating Agreement of Merger Sub, (ii) conflict with or violate any laws applicable to M&I, Merger Corp. and Merger Sub or by which their properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of M&I, Merger Corp. or Merger Sub pursuant to, or require the giving of any notice to a third party to or a third party beneficiary of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which M&I, Merger Corp. or Merger Sub is a party or by which M&I, Merger Corp. or Merger Sub or their  properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on M&I, Merger Corp. and/or Merger Sub.

(b)

The execution and delivery of this Agreement by M&I, Merger Corp. and Merger Sub does not, and the performance of this Agreement by M&I, Merger Corp. or Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws, the BHCA, the NYSE, the Federal and state banking laws and the filing and recordation of appropriate merger or other documents as required by Delaware Law and Wisconsin Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent M&I, Merger Corp. and Merger Sub from performing their  obligations under this Agreement, and would not have a Material Adverse Effect on M&I, Merger Corp. and/or Merger Sub.

SECTION 3.06. Compliance; Permits.  M&I, Merger Corp. and Merger Sub are not in conflict with, or in default or violation of (a) any Law applicable to M&I, Merger Corp. or Merger Sub or by which their property is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which M&I, Merger Corp. or Merger Sub is a party or by which M&I, Merger Corp. or Merger Sub or any of their properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on M&I, Merger Corp. and/or Merger Sub.

SECTION 3.07. Securities Reports; Financial Statements.

(a)

As of the date of this Agreement, M&I has made available to the Company in the form filed with the SEC (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 2005, 2004, 2003 and 2002, respectively, (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006, (iii) all definitive proxy statements relating to the M&I’s meetings of shareholders (whether annual or special) held since December 31, 2003, (iv) all Reports on Form 8-K filed by M&I with the SEC since December 31, 2003, (v) all other reports or registration statements filed by M&I with the SEC since December 31, 2003,  and (vi) all amendments and supplements to all such reports and registration statements filed by M&I with the SEC since December 31, 2003, (collectively, “M&I SEC Reports”) and (vii) all reports filed with the Federal Deposit Insurance Corporation (the “FDIC”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Reserve Board, the Office of Thrift Supervision (the “OTS”), the DFI and any other applicable Federal or state securities or banking authorities (all such reports and statements are collectively referred to with the M&I SEC Reports as the “M&I Reports”).  The M&I Reports, including all M&I Reports filed after the date of this Agreement, (i) were or will comply as to form in all material respects with the requirements of the Securities and Exchange Act of 1934 and other applicable laws and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)

Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the M&I SEC Reports, including any M&I SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of M&I and its subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

(c)

Except as set forth on the consolidated balance sheet of M&I and its subsidiaries as of September 30, 2006, including all notes thereto, neither M&I nor its subsidiaries have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since September 30, 2006, that would not have a Material Adverse Effect on M&I.

(d)

M&I and, to the knowledge of M&I, each of its officers and directors are in compliance with and have complied in all material respects with (A) the applicable provisions of Sarbanes-Oxley and any related rules and regulations promulgated by the SEC thereunder and (B) the applicable listing and corporate governance rules and regulations of the NYSE.  With respect to each Report on Form 10-K and Form 10-Q and each amendment of any such report filed by the Company with the SEC since December 31, 2003, the Chief Executive Officer and Chief Financial Officer of M&I have made all certifications required by Sarbanes-Oxley and the rules and regulations promulgated thereunder at the time of such filing, and to M&I’s knowledge, the statements contained in each such certification were true and correct when made.  Further, M&I has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to M&I and the subsidiaries required to be disclosed by M&I in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to M&I’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of M&I required by Section 302 of Sarbanes-Oxley with respect to such report.

(e)

M&I has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act) (“internal controls”).  To the knowledge of M&I based on its evaluation of internal controls prior to the date hereof, such internal controls are sufficient to provide reasonable assurance regarding the reliability of M&I’s financial reporting and the preparation of M&I’s financial statements for external purposes in accordance with GAAP.  M&I has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to M&I’s auditors and audit committee (i) any significant deficiencies and material weaknesses known to M&I in the design or operation of internal controls which are reasonably likely to adversely affect in a material respect M&I’s ability to record, process, summarize and report financial information and (ii) any material fraud known to M&I that involves management or other employees who have a significant role in internal controls.  M&I has made available to the Company a summary of any such disclosure regarding material weaknesses and fraud made by management to M&I’s auditors and audit committee since December 31, 2003.

(f)

There are no outstanding loans made by M&I or any of its subsidiaries to any executive officer (as defined in Rule 3b-7 promulgated under the Exchange Act) or director of M&I, other than loans that are subject to Regulation O under the Federal Reserve Act.

(g)

M&I has not been notified by its independent public accounting firm or by the staff of the SEC that such accounting firm or the staff of the SEC, as the case may be, are of the view that any financial statement included in any registration statement filed by M&I under the Securities Act or any periodic or current report filed by M&I under the Exchange Act should be restated, or that M&I should modify its accounting in future periods in a manner that would have, or would be reasonably expected to have, a Material Adverse Effect on M&I.

(h)

Since January 1, 2006, neither M&I nor any of its subsidiaries nor, to M&I’s knowledge, any director, officer, employee, auditor, accountant or representative of M&I or any of its subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of M&I or any of its subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that M&I or any of its subsidiaries has engaged in questionable accounting or auditing practices.  To M&I’s knowledge, no attorney representing M&I or any of its subsidiaries, whether or not employed by M&I or any of its subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by M&I or any of its officers, directors, employees or agents to M&I’s Board of Directors or any committee thereof or to any director or officer of M&I.  Since January 1, 2006, there have been no material internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, M&I’s Board of Directors or any committee thereof.

SECTION 3.08. Absence of Certain Changes or Events.  Except as disclosed in the M&I SEC Reports filed prior to the date of this Agreement, since September 30, 2006, to the date of this Agreement, M&I and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since September 30, 2006, there has not been (a) any change in the financial condition, results of operations or business of M&I or its subsidiaries having a Material Adverse Effect on M&I or its subsidiaries, taken as a whole, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of M&I or its subsidiaries having a Material Adverse Effect on M&I or its subsidiaries, taken as a whole, (c) any change by M&I in its accounting methods, principles or practices, (d) any revaluation by M&I of any of its material assets in any material respect, or (e) to the date of this Agreement, any entry by M&I or any of its subsidiaries into any commitment or transactions material to M&I or its subsidiaries, taken as a whole.

SECTION 3.09. Absence of Litigation.  Except as disclosed in the M&I Disclosure Schedule at Section 3.09, there is no claim, action, suit, litigation, proceeding, arbitration, investigation, or controversy of any kind affecting M&I or any of M&I’ subsidiaries pending or, to the knowledge of M&I, threatened, except for matters which will not have, and cannot reasonably be expected to have, a Material Adverse Effect on M&I or its subsidiaries taken as a whole, and there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to M&I or any of M&I’s subsidiaries as a result of an examination by any regulatory authority.

SECTION 3.10. Registration Statement; Proxy Statement.  None of the information supplied or to be supplied by M&I, Merger Corp. or Merger Sub for inclusion in (a) the Registration Statement (as defined in Section 6.01) (b) the Proxy Statement/Prospectus (as defined in Section 6.01), or (c) any other document to be filed with the SEC or other regulatory authority in connection with the transactions contemplated hereby, at the respective time such documents are filed and, in the case of the Registration Statement, when it becomes effective and at the Effective Time, and with respect to the Proxy Statement/Prospectus, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.  In the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, none of such information at the time of the shareholder meeting (as provided for in Section 6.02) shall be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the shareholder meeting (as provided for in Section 6.02).  All documents filed with the SEC or other regulatory authority by M&I in connection with the Merger shall comply as to form in all material respects with the provisions of applicable law.

SECTION 3.11. Absence of Agreements.  Neither M&I nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of M&I or its subsidiaries to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or any method by which, M&I or its subsidiaries may carry on their businesses (other than as may be required by Law or applicable regulatory authorities), or in any manner relates to their capital adequacy, their credit policies or management, except for those the existence of which has been disclosed to the Company prior to the date of this Agreement, nor has M&I or any of its subsidiaries been advised that any Federal, state or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

SECTION 3.12. Taxes.  M&I and its subsidiaries have timely filed all Tax Returns required to be filed by them, and M&I and its subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which M&I is maintaining reserves adequate for their payment.  To the best knowledge of M&I, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return.  Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits or administrative proceedings, court proceedings or otherwise, or, to the best of M&I’s knowledge, threatening to assert against M&I or any of its subsidiaries any deficiency or claim for additional Taxes.  Neither M&I nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.  There are no tax liens on any assets of M&I or any of its subsidiaries.  Neither M&I nor any of its subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on M&I or its subsidiaries, taken as a whole, after the Effective Time.  The accruals and reserves for taxes reflected in the M&I Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with GAAP.  Except as set forth in M&I Disclosure Schedule at Section 3.12 no agreements relating to allocating or sharing of Taxes exist among M&I and its subsidiaries and no tax indemnities given by M&I or its subsidiaries in connection with a sale of stock or assets remain in effect.  Except as disclosed in the M&I Disclosure Schedule at Section 3.12, neither M&I nor any of its subsidiaries is required to include in income either (i) any amount in respect of any adjustment under Section 481 of the Code, or (ii) any installment sale gain.  Neither M&I nor any of its subsidiaries has made an election under Section 341(f) of the Code.

SECTION 3.13. Brokers.  No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of M&I, Merger Corp. or Merger Sub.

SECTION 3.14. Accounting and Tax Matters.  To the best knowledge of M&I, neither M&I nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent M&I from accounting for the business combination to be effected by the Mergers as a purchase transaction or would prevent the Mergers from qualifying as a reorganization under Section 368(a)(1) of the Code.

SECTION 3.15. Full Disclosure.  No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of M&I to the Company in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it has been made, in order to make the statements herein or therein not misleading.

SECTION 3.16. Vote Required.  Pursuant to applicable provisions of Wisconsin law and the requirements of the NYSE, no vote of the shareholders of M&I is required to approve the Merger.

ARTICLE IV

COVENANTS OF THE COMPANY

SECTION 4.01. Affirmative Covenants.  The Company hereby covenants and agrees with M&I, Merger Corp. and Merger Sub that prior to the Effective Time, unless the prior written consent of M&I shall have been obtained and except as otherwise contemplated herein, or in the Company’s disclosure schedule, it will and/or it will cause each of the Subsidiaries to:

(a)

Use reasonable efforts to operate its/their business only in the usual, regular and ordinary course consistent with past practices;

(b)

Use reasonable efforts to preserve intact its/their business organization and assets, to maintain its/their rights and franchises, to retain the services of its/their officers and key employees and to maintain their relationships with customers;

(c)

Use reasonable efforts to maintain and keep its/their properties in as good repair and condition as at present, ordinary wear and tear excepted;

(d)

Use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it/them;

(e)

Perform in all material respects all obligations required to be performed by it/them under all material contracts, leases, and documents relating to or affecting its/their assets, properties, and business and cooperate with M&I in obtaining landlord consents, estoppels, title insurance or endorsements and title affidavits;

(f)

Purchase and sell securities in accordance with past practices and in accordance with Section 4.02(j);

(g)

Suspend all redemptions, repurchases or other acquisitions of any shares of its capital stock, other equity interests or any securities or obligations convertible into or exchangeable for any shares of its capital or other equity interests, or any options, warrants, conversion or other rights to acquire shares of its capital stock, other equity interests or any such securities or obligations pursuant to any and all share repurchase programs of the Company or the Subsidiaries;

(h)

Use reasonable efforts to comply with and perform in all material respects all obligations and duties imposed upon it by all applicable Laws; and

(i)

Not to take any action or fail to take any action which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on the Company or the Subsidiaries;

(j)

Fully expense as of the date on which all conditions set forth in Article VII have been satisfied or waived all expenses (including fees) incurred in connection with the consummation of the transaction contemplated hereby.  The parties agree that all fees and expenses related to the transactions contemplated hereby will be paid by the Company at Closing.

SECTION 4.02. Negative Covenants.  Except as specifically contemplated by this Agreement, or as disclosed on the Company disclosure schedule, from the date of this Agreement until the Effective Time, the Company shall not do, or permit the Subsidiaries to do, without the prior written consent of M&I, any of the following:

(a)

(i)

Except as set forth on the Company Disclosure Schedule at Section 4.02(a), grant any increase in compensation or grant any bonuses (incentive or special) to its employees as a class, or to its officers or directors (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), except for such increases in compensation and/or bonuses granted in the ordinary course of business and in a manner consistent with the Company’s past practices, (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any employee benefit plan or make any adjustments pursuant to any employee benefit plan, or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

(b)

Except as set forth on the Company Disclosure Schedule at Section 4.02(b), declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock;

(c)

Except as disclosed on Section 2.03(a) of the Company’s Disclosure Schedule, (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation, permit any other corporation to merge into it or consolidate with any other corporation, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any assets or stock of any corporation, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

(d)

Except as disclosed on Section 2.03(a) of the Company’s Disclosure Schedule, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

(e)

Initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or the Subsidiaries to take any such action, and the Company shall promptly notify M&I orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters; provided, however, that nothing contained in this subsection (e) shall prohibit the Board of Directors of the Company from furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representative to furnish information to any party that requests information as to the Company and the Subsidiaries or taking any other action if  the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to shareholders imposed by law.  For purposes of this Agreement, “Competing Transaction” shall mean any of the following involving the Company or the Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of assets in a single transaction or series of transactions, excluding from the calculation of the percentage hereunder any such transactions undertaken in the ordinary course of business and consistent with past practice; (iii) any sale of ten percent (10%) or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (iv) any tender offer or exchange offer for ten percent (10%) or more of outstanding shares of capital stock; (v) any solicitation of proxies in opposition to approval by the Company's shareholders of the Mergers; (vi) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the then outstanding shares of capital stock of the Company or any of its Subsidiaries; or (vii) any public announcement of a proposal, plan or intention to do any of the foregoing;

(f)

Propose or adopt any amendments to the corporate charter or Bylaws in any way materially adverse to M&I, Merger Corp. or Merger Sub;

(g)

Except in their fiduciary capacities for the account of customers, purchase any shares of M&I Common Stock;

(h)

Change any of its methods of accounting in effect at December 31, 2005, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ending December 31, 2005, except as may be required by law or GAAP;

(i)

Change any trust investment, liability management or other material policies concerning the business or operations of the Company or the Subsidiaries in any material respect; organize any new subsidiaries or enter into any new line of business whether or not permissible under applicable Federal or state law, or make any material changes in its operations;

(j)

(i)

Incur or assume any material obligation or liability, including without limitation any obligation for borrowed money, except as disclosed in the Company’s Disclosure Schedule at Section 4.02(j), whether or not evidenced by a note, bond, debenture or similar instrument and whether or not being incurred to reduce other existing liabilities, or make any loan or investment (excluding U.S. Treasury Securities and municipal loans) in an amount greater than $100,000.00 per investment; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingent or otherwise) for the obligations of any other person or entity; (iii) mortgage, license, pledge or grant a security interest in any of its material assets or allow to exist any material lien thereon; except (A) for liabilities and obligations (including corporate debt issuances) incurred in the ordinary course of business consistent with past practices and in amounts not material to the Company or the Subsidiaries; and (B) as may be required under existing agreements to which the Company or the Subsidiaries is a party; (iv) acquire assets (including equipment) or securities in excess of $25,000.00 in the aggregate (excluding loans and investments permitted in (i) above; (v) enter into any other contract or agreement involving annual payments by the Company or the Subsidiaries or the other party or parties thereto in excess of $25,000.00; (vi) pay, discharge, or satisfy any debts or claims not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $25,000.00 individually; (vii) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $25,000.00 or in any manner which would restrict in any material respect the operations or business of the Company or the Subsidiaries; or (viii) purchase any new financial product or instrument which involves entering into a contract with a term of six (6) months or longer; or

(k)

Agree in writing or otherwise to do any of the foregoing.

SECTION 4.03. Access and Information.

(a)

Upon reasonable notice, and without unreasonable disruption to the business carried on by the Company or the Subsidiaries, the Company shall (and shall cause the Subsidiaries to) afford to M&I's officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all of its properties, books, contracts, commitments and records.  Prior to the Effective Time, the Company shall (and shall cause the Subsidiaries to) furnish promptly to M&I (i) a copy of each Company Report filed by it (to the extent permitted by law) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of any Federal or state banking laws or any other applicable laws promptly after such documents are available; (ii) the audited financial statements of the Company and the Subsidiaries for the year ended December 31, 2006, if available or, if unavailable, the unaudited financial statements of the Company and the Subsidiaries for such year provided that the audited financial statement shall be delivered upon completion of the audit as soon as possible; (iii) a summary of any action taken by the Board of Directors, or any committee thereof, of the Company and the Subsidiaries; (iv) all other information concerning the business, properties and personnel of the Company or the Subsidiaries as M&I may reasonably request.  Subsection (a)(ii) of this Section 4.03 shall not extend beyond the Effective Time.

(b)

Any information provided to the Company by M&I whether prior to or subsequent to the date of this Agreement shall be kept confidential by the representatives of the Company and the Subsidiaries (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or (iii) it is required to be disclosed by the Company in any document required to be filed with any government authority or agency.  The Company agrees that the Confidentiality Agreement dated August 2, 2006, entered into between the Company and M&I (the “Confidentiality Agreement”) shall remain in full force and effect and binding on the Company and shall survive the termination of this Agreement.

SECTION 4.04. Affiliates; Accounting and Tax Treatment.  Within thirty (30) days after the date of this Agreement, and, in any event, prior to the Effective Time, (a) the Company shall deliver to M&I a letter identifying all persons who are then “affiliates” of the Company, including, without limitation, all directors and executive officers of the Company for purposes of Rule 145 promulgated under the Securities Act and (b).  The Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws, and shall obtain from each person identified in such letter a written agreement, on or prior to the Effective Time, substantially in the form attached hereto as Exhibit 4.04.  The Company shall obtain from any person who becomes an affiliate of the Company after the Company's delivery of the letter referred to above, and on or prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit 4.04 as soon as practicable after attaining such status.  The Company will use its reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368(a)(1) of the Code.

SECTION 4.05. Expenses.

(a)

Except as provided in Section 8.02, below, all Expenses (as described below) incurred by M&I, Merger Corp., Merger Sub and the Company shall be borne solely and entirely by the party which has incurred the same.  Without limiting the Company’s obligations pursuant to the preceding sentence, the Company shall be responsible for expenses in connection with the preparation of audited financial statements as of the year ended December 31, 2006, and related schedules for the Company and the Subsidiaries.

(b)

“Expenses” as used in this Agreement shall include all reasonable out-of-pocket expenses (including without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the preparation of the Registration Statement and Proxy Statement/Prospectus, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

SECTION 4.06. Delivery of Shareholder List.  The Company shall or shall arrange to have its transfer agent deliver to M&I or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the shareholders of the Company, their holdings of stock as of the latest practicable date, and such other shareholder information as M&I may reasonably request.

SECTION 4.07. Update Disclosure; Breaches.

(a)

From and after the date of this Agreement until the Effective Time, the Company shall update the Company Disclosure Schedule on a regular basis by written notice to M&I, Merger Corp. and Merger Sub to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein; provided that (i) to the extent that any information that would be required to be included in an update under this Section 4.07(a) would have in the past been contained in internal reports prepared by the Company or any of the Subsidiaries in the ordinary course, such update may occur by delivery of such internal reports prepared in accordance with past practice, with appropriate steps taken by the Company to identify relevant information contained therein, and (ii) to the extent that updating required under this Section 4.07 is unduly burdensome to the Company, the Company and M&I, Merger Corp. and Merger Sub will use their reasonable best efforts to develop alternate updating procedures using, wherever possible, existing reporting systems.

(b)

The Company shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to M&I, Merger Corp. and Merger Sub and use its reasonable best efforts to prevent or promptly remedy the same.

ARTICLE V

COVENANTS OF M&I

SECTION 5.01. Affirmative Covenants.  M&I hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained, and except as otherwise contemplated herein it will and will cause Merger Corp. and Merger Sub to:

(a)

Maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in M&I's financial statements applied on a consistent basis;

(b)

Conduct its business in a manner that does not violate any law, except for possible violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on M&I or its subsidiaries taken as a whole; and

(c)

Will, to the best of its ability and in all material respects, (i) comply with applicable Blue Sky Laws and regulations, the Securities Act, the regulations of the NYSE and the Exchange Act, and (ii) remain qualified under the Exchange Act and the rules and regulations thereunder and cause its shares to qualify for listing on the NYSE.

SECTION 5.02. Access and Information.

(a)

After the date of this Agreement and prior to the Effective Time, M&I shall (and shall cause each of its subsidiaries to) furnish promptly to the Company (i) a copy of each M&I SEC Report filed by it or received by it (to the extent permitted by law) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of Federal or state securities laws, the BHCA, any other Federal or state banking laws or any other applicable laws promptly after such documents are available, and (ii) all other information concerning the business, properties and personnel of M&I or its subsidiaries as the Company may reasonably request.

(b)

Any information provided to M&I by the Company or the Subsidiaries, whether prior to or subsequent to the date of this Agreement, shall be kept confidential by the representatives of M&I (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or (iii) it is required to be disclosed by M&I in any document required to be filed with any government agency.  Upon any termination of this Agreement pursuant to Article VIII hereof, M&I agrees to promptly return all information and documents that it has obtained from the Company in connection herewith.  M&I agrees that the Confidentiality Agreement shall remain in full force and effect and binding on M&I and shall survive the termination of this Agreement.

SECTION 5.03.  Accounting and Tax Treatment.   M&I will use reasonable commercial efforts to cause the Mergers to qualify as a reorganization under Section 368 (a)(1) of the Code.

SECTION 5.04.  Registration Statement.  M&I will use reasonable commercial efforts to cause the Registration Statement to be declared effective by the SEC under the Securities Act and to obtain all other Federal and state securities permits and other authorizations necessary to issue M&I Common Stock in exchange for the Company Common Stock and to consummate the Merger.

SECTION 5.05.  Negative Covenants.   Except as set forth in Section 5.05 of the M&I Disclosure Schedule or as otherwise contemplated by this Agreement, from the date of this Agreement until the Effective Time, M&I shall not, or agree to commit to, or permit any of its subsidiaries to, without the prior written consent of the Company, propose or adopt any amendments to its Articles of Incorporation or By-Laws in a manner which would adversely affect in any manner the terms of the M&I Common Stock or the ability of M&I to consummate the transactions contemplated hereby, or agree in writing to do any of the foregoing; provided, however, that any such amendment to the M&I Articles to increase the authorized number of shares of M&I Common Stock shall not be deemed to have such an adverse effect.

SECTION 5.06.  Breaches.   M&I shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its reasonable best efforts to prevent or promptly remedy the same.

SECTION 5.07.  Stock Exchange Listing.    M&I shall cause the shares of M&I Common Stock to be issued in the Merger to be approved for listing on the NYSE prior to the Effective Time.

SECTION 5.08.  Tax Treatment.    M&I, Merger Corp. and Merger Sub shall use commercially reasonable efforts to cause the Mergers taken together to qualify as a reorganization under Section 368(a) of the Code.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01.  Registration Statement.  As promptly as reasonably practicable after the execution of this Agreement, M&I shall prepare and file a registration statement on Form S-4 (the registration statement together with the amendments thereto are defined as the “Registration Statement” and the prospectus and proxy materials contained therein are defined as the “Proxy Statement/Prospectus”) with the SEC covering the M&I Common Stock to be issued in the Merger (subject to the immediately following sentence), with a view toward permitting the Registration Statement to become effective as soon as reasonably practicable.  M&I does not undertake to file post-effective amendments to Form S-4 or to file a separate registration statement to register the sale of M&I Common Stock by affiliates of M&I pursuant to Rule 145 promulgated under the Securities Act.  The Company will furnish to M&I all information concerning the Company, the Subsidiaries and Affiliates required to be set forth in the Registration Statement, and M&I will provide the Company and its counsel the opportunity to review and approve such information as set forth in the Registration Statement and Proxy Statement/Prospectus.  M&I and the Company will each render to the other its full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act and the Exchange Act.  Specifically, but without limitation, each will promptly advise the other if at any time before the Effective Time any information provided by it for inclusion in the Registration Statement appears to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatement or omission.  As promptly as practicable after the effective date of the Registration Statement, the Company will mail to its shareholders (a) the Proxy Statement/Prospectus, and (b) as promptly as practicable after approval thereof by M&I and the Company, such other supplementary proxy materials as may be necessary to make the Proxy Statement/Prospectus comply with the applicable requirements of the Securities Act and the Exchange Act.  Except as provided above and except with the prior written consent of M&I, the Company will not mail or otherwise furnish or publish to shareholders of the Company any proxy solicitation material or other material relating to the Merger that constitute a “prospectus” within the meaning of the Securities Act.  M&I shall also take any action required to be taken under any applicable Blue Sky Law in connection with the issuance of the shares of M&I Common Stock to be issued as set forth in this Agreement and the Company and the Subsidiaries shall furnish all information concerning the Company and the Subsidiaries, and the holders of the Company’s Common Stock and other assistance as M&I may reasonably request in connection with such action.

SECTION 6.02.  Meeting of the Shareholders.  The Company shall: (a) either cause a shareholders meeting to be duly called and held or solicit the written consent of shareholders as soon as practicable to consider and vote upon the Merger and any related matters in accordance with the applicable provisions of applicable Law, (b) subject to the exception for the exercise of its fiduciary duties in Section 4.02(e) submit this Agreement to the shareholders together with a majority recommendation for approval by the Board of Directors of the Company, solicit the approval thereof by the shareholders of the Company by mailing or delivering to each shareholder a combined Proxy Statement/Prospectus, and use its best efforts to obtain the approval and adoption of the Merger by the requisite percentage of the Company’s Shares outstanding as of the record date for the meeting.

SECTION 6.03.  Appropriate Action; Consents; Filings.  The Company, M&I, Merger Corp. and Merger Sub shall use all reasonable efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement; (b) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (Federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby and thereby, including, without limitation, the Mergers; and (c) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Mergers required under (i) the Securities Act and the Exchange Act and the rules and regulations there under, and any other applicable Federal and state securities law, (ii) any applicable Federal or state banking and/or trust laws and regulations and (iii) any other applicable Law; provided that M&I, Merger Corp., Merger Sub and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.  The Company and M&I shall furnish all information required on any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement/Prospectus and the Registration statement) in connection with the transactions contemplated by this Agreement.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

SECTION 6.04.  Notification of Certain Matters.  The Company shall give prompt notice to M&I, and M&I shall give prompt written notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of the Company or M&I, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 6.05.  Public Announcements.  M&I and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Mergers and shall not issue any such press release or make any such public statement prior to such consultation and without mutual consent of both parties, except as may be required by Law.

SECTION 6.06.  Environmental Matters.  In the event M&I or its environmental consultants discover or determine the existence of any environmental condition (including, without limitation, a spill, discharge or contamination) the result of which may require investigative or remedial action pursuant to any Federal, state, or local law, statute or regulation or may be the basis for the assertion of any third-party claims, including the claims of governmental entities, M&I shall promptly notify the Company thereof and the Company shall, at its sole cost and expense, proceed with due diligence to take reasonably appropriate action in response thereto.

SECTION 6.07. Insurance and Indemnification.

(a)

By virtue of the occurrence of the Mergers, M&I shall from and after the Effective Time succeed to the Company’s obligations with respect to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company and the Subsidiaries as provided in the Company Certificate, Company By-Laws, indemnification agreements of the Company or the Subsidiaries or otherwise in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time.  Section 6.07(a) of the Company Disclosure Schedule contains a complete list of all indemnification arrangements to which the Company is a party to on the date of this Agreement.  The Company agrees not to amend or enter into new arrangements or agreements from and after the date hereof, provided that the Company may make changes to its directors and officers insurance (“D&O”) policy.

(b)

M&I understands and agrees that, prior to the Effective Time, the Company intends to obtain a three-year “run-off” insurance policy that provides coverage similar to the coverage provided under the Company’s D&O policy in effect on the date of this Agreement for the individuals who are directors and officers of the Company on the date of this Agreement for events occurring prior to the Effective Time; provided, however, without M&I’s prior written consent, the Company shall not pay more than 150% of the current annual premiums paid by the Company for the existing D&O policy to purchase such policy; and provided further, however, that prior to purchasing any such policy, the Company shall afford M&I the opportunity to purchase a substitute policy on terms not materially less favorable to such directors and officers.  The Company represents that such current annual premium amount is set forth in Section 6.07(b) of the Company Disclosure Schedule.

SECTION 6.08. Employee Benefit Plans.   M&I agrees to use its best efforts to make available to the Company and its employees, substantially all of the benefit plans which are available to the employees of M&I and its subsidiaries, including but not limited to compensation and bonus programs, pension, 401(k), medical, dental, disability, life insurance, and accidental death and dismemberment.  The Company agrees to cooperate with M&I in combining such benefit plans so long as the combination of such plans does not result in a significant loss of benefits to the employees of the Company.

In connection with the Mergers, the ESOP shall be terminated.  Immediately prior to and effective as of the Step Two Effective Time, the Company shall amend the ESOP as follows:  (a) to provide that the ESOP no longer is an “employee stock ownership plan” within the meaning of Section 4975 of the Code; (b) to terminate the plan; and (c) to permit immediate distributions to participants of up to 50 percent of the balances credited to their accounts under the ESOP, in addition to distributions to participants and beneficiaries in the ordinary course and pursuant to the terms of the ESOP currently in effect.  Promptly following the Closing, the Trustee of the ESOP shall submit to the appropriate District Director of the IRS an application requesting a favorable letter of determination with respect to the continued tax-qualification of the ESOP after its amendment and termination (the “IRS Approval”).  The application by the ESOP Trustee to the IRS shall disclose that the trust fund which forms a part of the ESOP shall be maintained until the IRS Approval is obtained.  The ESOP Trustee shall be responsible for administering the trust fund until the IRS Approval has been obtained and all funds in the trust are distributed to the ESOP participants.

SECTION 6.09. Termination of Employment. M&I agrees that it shall be within the sole discretion of the board of directors of the Company or the Company’s Subsidiaries to decide upon the termination of any employee so employed by the Company or the Subsidiaries prior to the Effective Time.  If any such employee is terminated within one (1) year of the Effective Time, he/she shall be entitled to the greater of (a) the standard severance arrangements available to employees of M&I and its subsidiaries or (b) ninety (90) days’base compensation.

SECTION 6.10.  Customer Retention.    To the extent permitted by Law or applicable regulation, the Company shall use all reasonable efforts to assist M&I in its efforts to retain the Company’s customers for the Surviving Company.  Such efforts shall include making introductions of M&I’s employees to such customers, assisting in the mailing of information prepared by M&I and reasonably acceptable to the Company to such customers and actively participating in any “transitional marketing programs” as M&I shall reasonably request.

SECTION 6.11.  Voting Agreement.  The Company shall cause certain shareholders holding at least 55% of the equity interests in the Company to execute a Voting Agreement in substantially the form attached hereto as Exhibit A within 5 business days of the date hereof.

SECTION 6.12.  Series B Preferred.  The company shall use its best efforts to either (i) amend its certificate of incorporation to clarify that the liquidation preference payable to the holders of Series B Preferred triggered by the Mergers is $3.00 per share or (ii) obtain written acknowledgements from each holder of Series B Preferred that the liquidation preference payable to the holders of Series B Preferred triggered by the Mergers is $3.00 per share.

ARTICLE VII

CONDITIONS OF MERGERS

SECTION 7.01.  Conditions to Obligation of Each Party to Effect the Merger.  The respective obligations of each party to effect the Mergers shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

Effectiveness of the Registration Statement.  The Registration Statement shall have been declared effective by the SEC under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of M&I or the Company, threatened by the SEC.  M&I shall have received all other Federal or state securities permits and other authorizations necessary to issue M&I Common Stock in exchange for the Company Common Stock and to consummate the Mergers.

(b)

Shareholder and Board Approval.  This Agreement and the Mergers shall have been approved by the Company’s Board of Directors and approved and adopted by the requisite vote of the shareholders of the Company.

(c)

Regulatory Approvals.  This Agreement and the transactions contemplated herein shall have been approved by the Federal Reserve Board, to the extent prior approval is necessary, and other appropriate banking and trust company agencies or self-regulatory organizations having jurisdiction over the transaction, which approval shall not contain any conditions which are not reasonably satisfactory to M&I, Merger Corp., Merger Sub or the Company, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired. The termination of the ESOP plan pursuant to Section 1.07(e) shall have been approved by the Internal Revenue Service.

(d)

No Order.  No Federal or state governmental or regulatory authority or other agency or commission, or Federal or state court of competent jurisdiction, shall have enacted, issued promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

(e)

NYSE Listing.  The shares of M&I Common Stock to be issued at the Effective Time shall have been authorized for listing on the NYSE subject to official notice of issuance.

SECTION 7.02.  Additional Conditions to Obligations of M&I, Merger Corp. and Merger Sub.  The obligation of M&I, Merger Corp. and Merger Sub to effect the Mergers are also subject to the following conditions:

(a)

Representations and Warranties.  Each of the representations and warranties of the Company contained in this Agreement shall be complete and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made at the Effective Time with the same force and effect as if made on and as of the Effective Time.  M&I shall have received a certificate of the Chief Executive Officer of the Company to that effect.

(b)

Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)

Consents Obtained.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and the Subsidiaries for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company and the Subsidiaries.

(d)

No Challenge.  There shall not be pending any action, proceeding or investigation before any court or administrative agency or by any governmental agency or any other person (i) challenging or seeking material damages in connection with the Mergers or the conversion of the Company Common Stock into M&I Common Stock or cash pursuant to the Mergers, or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by M&I or its subsidiaries of all or any portion of the business or assets of the Company or the Subsidiaries, which in either case is reasonably likely to have a Material Adverse Effect on either the Company or the Subsidiaries taken as a whole, or M&I or its subsidiaries taken as a whole.

(e)

Tax Opinion.  An opinion of Godfrey & Kahn, S.C., independent counsel for M&I, to the effect that the Mergers will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that M&I, Merger Corp., Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect.  In rendering such opinion, Godfrey & Kahn, S.C. may require and rely upon representations and covenants contained in certificates of officers of M&I, Merger Corp., Merger Sub and the Company.

(f)

No Material Adverse Change.  Since the date of this Agreement (i) no event shall have occurred which has a Material Adverse Effect on the Company or the Subsidiaries taken as a whole, and (ii) no condition, event, fact, circumstances or other occurrence shall have occurred that may reasonably be expected to have or result in such a Material Adverse Effect on the Company or the Subsidiaries taken as a whole.

(g)

Affiliate Agreements.  M&I shall have received from each person who is identified in the affiliate letter as an “affiliate” of the Company a signed affiliate agreement in the form attached hereto as Exhibit 4.04.

(h)

Comfort Letters.  M&I shall have received from Wolf & Company LLP “comfort letters” dated as of the date of mailing of the Proxy Statement/Prospectus and the Effective Time, respectively, in form, scope and substance reasonably satisfactory to M&I, and as are customary for letters delivered by independent public accountants in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company contained in registration statements similar to the Proxy Statement/Prospectus and the other matters contemplated by AICPA Statement No. 72, as amended and customarily included in comfort letters relating to transactions similar to transactions such as those contemplated by this Agreement and the Plan of Merger.

(i)

Company Approvals Obtained.  All material Company Approvals and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, and all notice periods and waiting periods with respect thereto shall have expired or terminated and all conditions to be satisfied prior to the consummation of the transactions contemplated hereby shall have been satisfied.

(j)

Employment Agreements.  Employment agreements, satisfactory to M&I in its sole and absolute discretion, with Martin Edwards, John Griffith, John Hommel, Robert Skowronski, and Ken Zubeck shall have been entered into and be in full force and effect and shall not have been breached or terminated by any party thereto.

(k)

Non-Compete Agreement.  An agreement pursuant to which North Star Investment Services, Inc. agrees to change its name so as not to be similar to, or cause confusion with, the Surviving Company and its subsidiaries and not to compete with the Surviving Company and its subsidiaries shall have been entered into and be in full force and effect and shall not have been breached or terminated by any party thereto.

(l)

Termination of SAR Plan.  No later than the Effective Time, the Company will terminate its stock appreciation rights plan and will pay to the participants therein the amounts they are entitled to receive under the terms of the plan assuming a fair market value for each share of Company Common Stock equal to the amount of consideration to be received in the Merger for a share of Company Common Stock.  All payments in connection with the termination shall be made in cash, and shall only be made to the extent a participant would be vested under the plan immediately after the Effective Time.

SECTION 7.03.  Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is also subject to the following conditions:

(a)

Representations and Warranties.  Each of the representations and warranties of M&I, Merger Corp. and Merger Sub contained in this Agreement shall be complete and correct in all material respects (except that where any statement in a representation or warranty expressly includes a statement of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time.  The Company shall have received a certificate of an executive officer of M&I to that effect.

(b)

Agreements and Covenants.  M&I, Merger Corp. and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

(c)

Consents Obtained.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by M&I, Merger Corp. and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by M&I, Merger Corp. and Merger Sub.

(d)

Opinion of Counsel.  The Company shall have received from Godfrey & Kahn, S.C., independent counsel for M&I, an opinion dated the Effective Time, in form and substance reasonably satisfactory to the Company which opinion shall be based on such assumptions and contain such qualifications and limitations as are appropriate and reasonably satisfactory to the Company.

(f)

Comfort Letters.  The Company shall have received from Wolf & Company LLP “comfort letters” dated as of the date of mailing of the Proxy Statement/Prospectus and the Effective Time, respectively, in form, scope and substance reasonably satisfactory to the Company, and as are customary for letters delivered by independent public accountants in connection with the procedures undertaken by them with respect to the financial statements and other financial information of M&I contained in registration statements similar to the Proxy Statement/Prospectus and the other matters contemplated by AICPA Statement No. 72, as amended and customarily included in comfort letters relating to transactions similar to transactions such as those contemplated by this Agreement and the Plan of Mergers.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.  Termination.

(a)

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the shareholders of the Company:

(i)

By mutual written consent of M&I, Merger Corp., Merger Sub and the Company;

(ii)

By M&I, Merger Corp., Merger Sub or the Company (A) if there has been a breach in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of the Company, on the one hand, or M&I, Merger Corp. or Merger Sub, on the other hand, respectively, set forth in this Agreement, or (B) if any representation or warranty of the Company, on the one hand, or M&I, Merger Corp. or Merger Sub on the other hand, respectively, shall be discovered to have become untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case which breach or other condition has not been cured within 10 business days following receipt by the non-terminating party of notice of such breach or other condition, provided, however, this Agreement may not be terminated pursuant to this clause (ii) by the breaching party or party making any representation or warranty which shall have become untrue in any material respect.

(iii)

By any of M&I, Merger Corp., Merger Sub or the Company if any permanent injunction preventing the consummation of the Merger shall have become final and non-appealable;

(iv)

By any of M&I, Merger Corp., Merger Sub or the Company if the merger shall not have been consummated before May 31, 2007, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement;

(v)

By any of M&I, Merger Corp., Merger Sub or the Company if the Federal Reserve Board or any other Federal or state government agency authorized to act in the matter has denied approval of the Mergers or the transactions contemplated hereby or the consequences thereof (including, without limitation, the change in control of NS Trust or any of the other Subsidiaries) and neither M&I, Merger Corp., Merger Sub nor the Company has, within thirty (30) days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law;

(vi)

By any of M&I, Merger Corp., Merger Sub or the Company if any approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof;

(vii)

By any of M&I, Merger Corp. or Merger Sub if any condition set forth in Sections 7.01 or 7.02 has not been satisfied or waived in writing by May 31, 2007; or

(viii)

By the Company if any condition set forth in Sections 7.01 or 7.03 has not been satisfied or waived in writing by May 31, 2007.

(b)

In the event of termination and abandonment by any party as provided above, written notice shall forthwith be given to other party, which notice shall specifically describe the basis for such termination.

SECTION 8.02.  Effect of Termination.

(a)

If the Mergers are not consummated as the result of termination of this Agreement caused otherwise than by breach of a party hereto, the Company and M&I each shall pay its Expenses in accordance with the terms and conditions under Section 4.05(a) and as the term “Expenses” is defined in Section 4.05(b) above, and this Agreement shall immediately terminate, except as set forth in Section 9.01 hereof, and neither the Company nor M&I shall have any liability under this Agreement for damages or otherwise.

(b)

If termination of this Agreement shall have been caused by breach of this Agreement by any party hereto, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have breached this Agreement shall promptly (but not later than five (5) business days after receipt of notice from the non-breaching party) pay the non-breaching party for its documented out-of-pocket expenses and fees incurred in connection with or related to the Mergers.

SECTION 8.03.  Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Mergers by the shareholders of the Company, no amendment may be made which would change the amount or type of consideration into which each Share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Mergers.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 8.04.  Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) to the extent permitted by Law, waive compliance with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01.  Non-Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements of the parties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I shall survive the Effective Time indefinitely and those set forth in Sections 4.03(b), 4.05, 5.02(b), 8.02 and Article IX hereof shall survive termination indefinitely.

SECTION 9.02.  Disclosure Schedules.  The schedules and information set forth in the Disclosure Schedule specifically refer to the Section (and paragraph, if applicable) of this Agreement to which such schedule and information is responsive.  The Disclosure Schedule shall not vary, change or alter the literal meaning of the representations and warranties of the parties contained in this Agreement, other than creating exceptions thereto which are directly responsive to the language of the representations and warranties contained in this Agreement.

SECTION 9.03.  Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) and shall be effective upon receipt:

(a)

If to M&I, Merger Corp. or Merger Sub:

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

Telecopier: (414) 765-7899

Attention:  Randall J. Erickson

With a copy to:

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, WI  53202

Telecopier:  (414) 273-5198

Attention:  Helge K. Lee

(b)

If to Company:

North Star Financial Corporation

500 West Madison, Suite 3150

Chicago, IL 60661

Telecopier: (312) 242-6223

Attention:  John R. Griffith

With a copy to:

Levenfeld Pearlstein LLC

2 North LaSalle Street

Chicago, IL 60602

Telecopier: (312) 346-8434

Attention:  Richard I. Shapiro

SECTION 9.04.  Certain Definitions.  For purposes of this Agreement, the term:

(a)

“Affiliate” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which M&I (either alone, or through or together with any subsidiary) has, directly or indirectly, an interest of five (5%) or more;

(b)

“Beneficial owner” with respect to any Shares, means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warranties or options, or otherwise, or (B) the right to vote pursuant to any agreement , arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any Shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated there under;

(c)

‘Business day” means any day other than a day on which banks in Wisconsin are required or authorized to be closed;

(d)

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise; and

(e)

“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the “Exchange Act).

SECTION 9.05.  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.06.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 9.07.  Entire Agreement.  This Agreement together with the Disclosure Schedules and Exhibits hereto and the Confidentiality Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

SECTION 9.08.  Assignment.  This Agreement shall not be assigned by any party by operation of law or otherwise, except that M&I may assign all or any of its rights hereunder to any Affiliate with the prior written consent of the Company, which consent shall not be unreasonably withheld provided that no such assignment shall relieve the assigning party of its obligations hereunder, and the assignee agrees to be bound by the terms and conditions of this Agreement including the requirement of conversion and delivery of the Merger Consideration pursuant to Section 1.06 hereof.

SECTION 9.09.  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 9.10.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under the applicable principles of conflicts of law.

SECTION 9.11.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, M&I, Merger Corp. and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MARSHALL & ILSLEY CORPORATION

By:

/s/ Kenneth C. Krei

Name:

Kenneth C. Krei

Title:

Senior Vice President

By:

Name:

Title:

M&I MERGER CORP.

By:

/s/ Daniel L. Kaminski

Name:

Daniel L. Kaminski

Title:

_________________

By:

/s/ Jeffrey O. Himstreet

Name:

Jeffrey O. Himstreet

Title:

_________________

M&I MERGER SUB, LLC

By:

/s/ Daniel L. Kaminski

Name:

Daniel L. Kaminski

Title:

_________________

By:

/s/ Jeffrey O. Himstreet

Name:

Jeffrey O. Himstreet

Title:

_________________

NORTH STAR FINANCIAL CORPORATION

By:

/s/ John R. Griffith

Name:

John R. Griffith

Title:

President and Chief Executive Officer